SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 25, 2009

 Medical Alarm Concepts Holding, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-153290
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5215-C Militia Hill Road
Plymouth Meeting, PA 19462
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(877) 639-2929
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2009 (the “Closing Date”), Medical Alarm Concepts Holding, Inc. (hereinafter, referred to as “we” or “us”) entered into subscription agreements for the sale of $580,000 worth of Series B Convertible Preferred Shares as more fully described below in Item 3.02.

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 25, 2009, we entered into agreements that created material direct financial obligations. The agreements are more fully described in Item 3.02 below.

Item 3.02 Unregistered Sale of Securities.

On November 25, 2009, we entered into a subscription agreements with each of the Purchasers (the “Subscription Agreement”), a copy of which is attached hereto as Exhibit 4.1. Pursuant to the Subscription Agreement, we executed and agreed to deliver to the Purchasers shares of Series B Convertible Preferred Shares  (the “Series B Preferred Stock”) in the aggregate principal amount of $580,000 and a per share purchase price of $0.02 for the issuance of an aggregate of 29,000,000 shares of Series B Preferred Stock.

The Series B Preferred Stock has conversion rights that enable the holder of each share of Series B Preferred Stock to convert into one share of our common stock for each share of Series B Preferred Stock owned.  Additionally, the holders of the Series B Preferred Stock have voting rights on an as-converted basis for all matters that require shareholder approval.  Lastly, the Series B Preferred Stock has a liquidation preference.  A copy of the Certificate of Designation for our Series B Preferred Stock is attached hereto as Exhibit 4.2.

The sale of the Series B Preferred Stock was issued in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

On November 24, 2009, we issued shares of our common stock to certain individuals and entities listed below pursuant to anti-dilution protection for the management of the Company in accordance with the terms of the financing agreement entered into on November 25, 2009.

Specifically, we issued a total of 45,000,000 shares of common stock to certain entities as follows:
- Allan Polsky: 4,550,000 shares
- Paul Green: 4,400,000 shares
- Jennifer Loria: 5,550,000 shares
- Ronnie Adams: 14,500,000 shares
- Howard Teicher: 14,500,000 shares
- Nicholas Cannone: 600,000 shares
- Two-Way Venture: 900,000 shares

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the 'Act'). These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a 'public offering' as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a 'public offering.' Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 16, 2009, the Board of Directors and shareholders adopted a resolution to increase the number of its preferred shares that are authorized to 80,000,000 shares, par value $0.0001.  A copy of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit 3.1.

On October 19, 2009, we filed with the Secretary of State for the State of Nevada a Certificate of Designation designating the rights of our Series B Preferred Stock consistent with the terms discussed in Item 1.01, above.  A copy of the Certificate of Designation for our Series B Preferred Stock is attached hereto as Exhibit 4.2.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

3.1	Certificate of Amendment to Articles of Incorporation increasing the authorized preferred shares to 80,000,000 shares, par value $0.0001
4.1	Subscription Agreement dated as of November 25, 2009 among the Company and the Purchasers Listed on the signature page thereto

4.2	Certificate of Designation designating the rights of the Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL ALARM CONCEPTS HOLDING, INC.

Date: December 1, 2009	By:	/s/ Howard Teicher
Howard Teicher
Chief Executive Officer, Chief Financial Officer